FOR IMMEDIATE RELEASE

Contacts:

Investors
Mike Weinstein
510-260-8585
Mike.Weinstein@sunpower.com

Media
Sanah Sadaruddin
832-630-3707
Sanah.Sadaruddin@sunpower.com

SunPower Reports Third Quarter 2021 Results

•Strong third quarter Residential demand with record lead generation.
•Growing demand for storage, third quarter storage bookings run rate at $80 million, on track for $100 million run rate by year end.
•Reported third quarter financials consistent with previous October 5th business update.
•Geographic expansion with Blue Raven brings solar to more homeowners across U.S.

SAN JOSE, Calif., November 3, 2021 - SunPower Corp. (NASDAQ: SPWR), a leading solar technology and energy services provider, today announced financial results for its third quarter ended October 3, 2021.

Residential demand remains strong with record lead generation and 14,200 new customers, up 29% versus a year earlier. New homes market accelerated growth with 5,700 new customers in the quarter, more than double when compared to the previous year.

“Our decision to increase our focus on the residential market was validated by strong sequential third quarter solar and storage demand and deployment, combined with continued margin expansion,” said Peter Faricy, CEO of SunPower. “The time is now for homeowners to adopt solar energy and storage, with flexible financing options and favorable clean energy incentives currently under consideration by Congress that make it easier for consumers to help fight against the increasing impact of climate change. Along with our recent acquisition of Blue Raven Solar and new leadership hires, there is a bright future for the next phase of SunPower.”

Making Solar Accessible to All
To meet the goals of a clean energy future in which nearly half of the U.S. is powered by solar, policymakers and corporations must work together to make solar accessible for all customers. With 108 MW of Residential bookings in the quarter, up 36% versus the prior year, the company’s total residential install base has grown to nearly 390,000, not including 20,000 from the recent acquisition of Blue Raven Solar in October. SunPower’s recent efforts to further expand the reach of solar include:

•Geographic expansion into underpenetrated areas including the Northwest and Mid-Atlantic regions with Blue Raven Solar.
•Continued leadership in the new homes market with two new agreements with homebuilders, including a multi-year exclusive agreement with Toll Brothers to provide solar, storage and services to new homes and communities.

•Under SunPower's ESG program, the company launched the SunPower 25X25 initiatives— spanning workforce diversity, solar access expansion and dealer diversity programs — to ensure the resilience and economic benefits of distributed solar and battery storage serve historically underserved communities.

Widespread Storage Adoption
Amidst increasing power outages and rising energy prices, consumers are increasingly seeking resiliency with battery storage. According to Wood Mackenzie, annual global storage deployments will nearly triple year-over-year. SunPower is meeting increased market demand for storage solutions through both the direct and dealer channels, with dealers ramping up on sales. The company is on track to achieve a $100 million energy storage bookings run rate by the end of 2021 with 27% of solar customers purchasing storage through SunPower’s Direct sales channel.

SunPower was also awarded a $6.65 million grant by the U.S. Department of Energy to participate in its Connected Communities program, working with partners to build two new communities that will compare the benefits of community-level versus residential-level energy storage while providing grid services to the local utility. SunPower will oversee the project and provide energy services technology.

Financial Highlights

($ Millions, except percentages and per-share data)	3rd Quarter 2021	2nd Quarter 2021	3rd Quarter 2020
GAAP revenue	$323.6	$308.9	$274.8
GAAP gross margin from continuing operations	18.4%	19.8%	13.5%
GAAP net income (loss) from continuing operations	$(84.4)	$75.2	$109.5
GAAP net income (loss) from continuing operations per diluted share	$(0.49)	$0.40	$0.57
Non-GAAP revenue[1]	$323.6	$308.9	$274.8
Non-GAAP gross margin[1]	18.7%	20.6%	14.0%
Non-GAAP net income (loss)[1]	$9.8	$10.4	$(6.5)
Non-GAAP net income (loss) from continuing operations per diluted share[1]	$0.06	$0.06	$(0.04)
Adjusted EBITDA[1]	$17.5	$22.2	$8.6
MW Recognized	121	125	108
Cash[2]	$268.6	$140.5	$324.7

Information presented for 3rd quarter 2020 above is for continuing operations only, and excludes results of Maxeon, other than Cash.

1Information about SunPower's use of non-GAAP financial information, including a reconciliation to U.S. GAAP, is provided under "Use of Non-GAAP Financial Measures" below

2Includes cash and cash equivalents, excluding restricted cash

“SunPower concludes the third quarter with plans to focus intently on the fast growing and largely untapped U.S. residential market,” said Manavendra Sial, chief financial officer at SunPower. “As we head into the fourth quarter and 2022, we are seeing exceptional performance in lead generation and new customer bookings for residential solar and storage. Commercial & Industrial Solutions (CIS) business also had strong bookings for the third quarter. Our cash position is strong, and there is potential to further reduce our cost of capital. The strength of our balance sheet will also enable us to look toward new product and digital investment, leading to continued growth and market share expansion.”

SunPower reported, in line with the company’s October 5th update, an Adjusted EBITDA of $17.5 million for this quarter including $(8) million from the CIS segment and a net loss of $84.4 million primarily driven by the non-cash mark-to-market adjustment of the company's holdings of Enphase shares. The company is considering strategic options for CIS and will provide an update in the fourth quarter of 2021.

Other quarter highlights include:

•Recognized 121 MW, including 92 MW for residential. The pipeline for new homes systems is robust with visibility toward an incremental 58,000 homes (up to 230 MW), including multi-family housing.
•Residential gross margin was at $0.69/w for the third quarter, up 50% compared to prior year.

Third quarter non-GAAP results exclude net adjustments that, in the aggregate, increased GAAP loss by $94 million, resulting from $86 million related to a mark-to-market loss on equity investments, $5 million related to stock-based compensation expense, and $3 million related to other non-recurring items.

Financial Outlook
To provide additional clarity to investors, the company has provided separate guidance for CIS and Legacy business segments for the fourth quarter of 2021.

Fourth quarter GAAP revenue guidance for SunPower, excluding CIS and Legacy business, is $330 to $380 million and Adjusted EBITDA guidance is $28 to $46 million. Separately for CIS and Legacy business, fourth quarter revenue guidance is $31 to $41 million and Adjusted EBITDA guidance is $(10) to $(5) million due to project schedules and supply chain impacts, similar to that experienced in the third quarter. Fourth quarter GAAP net income guidance, which includes all segments, is $(5) to $15 million.

For the Full Year 2021, revenue and Adjusted EBITDA guidance for SunPower, including CIS and Legacy business, is below the prior guidance of $1,410 to $1,490 and $110 to $130 million, respectively, primarily due to CIS project schedule delays impacting both revenue and Adjusted EBITDA and lower revenues from Light Commercial.

SunPower’s residential business continues to be strong, and the company expects 345 to 375 MW recognized for the full year 2021, with 55,000 to 60,000 new residential customers and expects to exit 2021 at >$0.70/w gross margin run rate, consistent with prior guidance.

Given strong residential demand, the company’s color on Full Year 2022 Adjusted EBITDA growth for SunPower excluding CIS and Legacy business remains consistent with the October 5th update, including plans for incremental investment in operating expense.
The company will host a conference call for investors this afternoon to discuss its third quarter 2021 performance at 1:30 p.m. Pacific Time. The call will be webcast and can be accessed from SunPower’s Investor Relations along with supplemental financial information at http://investors.sunpower.com/events.cfm.

This press release contains both GAAP and non-GAAP financial information. Non-GAAP figures are reconciled to the closest GAAP equivalent categories in the financial attachment of this press release.

About SunPower
Headquartered in California's Silicon Valley, SunPower (NASDAQ:SPWR) is a leading Distributed Generation Storage and Energy Services provider in North America. SunPower offers the only solar + storage solution designed and warranted by one company that gives customers control over electricity consumption and resiliency during power outages while providing cost savings to homeowners, businesses, governments, schools and utilities. For more information, visit www.sunpower.com

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding: (a) expectations regarding achievement of our 2021 goals and our future performance based on bookings, backlog, and pipelines in our sales channels and for our products; (b) our expectations for the policy and regulatory environment, including legislation and prospects for final passage and contents, and the impacts thereof on our business and financial results; (c) our plans and expectations for our products and solutions, including anticipated demand and our ability to meet it, and our ability to meet our targets and goals; (d) our expectations for the impacts of the acquisition of Blue Raven Solar on our business and financial results, our competitive positioning, and positioning for future success following the acquisition; (e) our strategic plans and areas of investment, both current and future, and expectations for the results thereof; (f) our expectations regarding the impact of our 25X25 initiative, to help ensure historically underserved communities benefit from solar and storage; (g) our plans and expectations regarding strategic partnerships and initiatives, including our agreement with Toll Brothers and our grant from the Department of Energy, and the anticipated impacts thereof on our business and financial results, as well as our ability to develop cost-effective products and solutions and drive wider adoption; (h) the anticipated future success of our growth initiatives, including our ability to expand into new markets and increase adoption of our financial products, including impacts on our business and financial results; and (i) our fourth quarter financial guidance, including GAAP revenue and Adjusted EBITDA excluding the CIS and Legacy business, GAAP revenue and Adjusted EBITDA for the CIS and Legacy business, and GAAP net income, and related assumptions; (j) our fiscal 2021 guidance, including GAAP revenue and Adjusted EBITDA, as well as expectations for residential MW recognized, new residential customers, and residential gross margin, and related assumptions; and (l) our expectations for fiscal 2022, including Adjusted EBITDA growth and plans for incremental investment, and related assumptions.

These forward-looking statements are based on our current assumptions, expectations and beliefs and involve substantial risks and uncertainties that may cause results, performance or achievement to materially differ from those expressed or implied by these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: (1) potential disruptions to our operations and supply chain that may result from epidemics or natural disasters, including impacts of the Covid-19 pandemic, and other factors; (2) competition in the solar and general energy industry and downward pressure on selling prices and wholesale energy pricing; (3) regulatory changes and the availability of economic incentives promoting use of solar energy; (4) risks related to the introduction of new or enhanced products, including potential technical challenges, lead times, and our ability to match supply with demand while maintaining quality, sales, and support standards; (5) changes in public policy, including the imposition and applicability of tariffs; (6) our dependence on sole- or limited-source supply relationships, including our exclusive supply relationship with Maxeon Solar Technologies; (7) the success of our ongoing research and development efforts and our ability to commercialize new products and services, including products and services developed through strategic partnerships; (8) our liquidity, indebtedness, and ability to obtain additional financing for our projects and customers; and (9) challenges managing our acquisitions, joint ventures, and partnerships, including our ability to successfully manage acquired assets and supplier relationships. A detailed discussion of these factors and other risks that affect our business is included in filings we make with the Securities and Exchange Commission (SEC) from time to time, including our most recent reports on Form 10-K and Form 10-Q, particularly under the heading “Risk Factors.” Copies of these filings are available online from the SEC or on the SEC Filings section of our Investor Relations website at investors.sunpower.com. All forward-looking statements in this press release are based on information currently available to us, and we assume no obligation to update these forward-looking statements in light of new information or future events.

©2021 SunPower Corporation. All rights reserved. SUNPOWER and the SUNPOWER logo are trademarks or registered trademarks of SunPower Corporation in the U.S.
###

SUNPOWER CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	October 3, 2021	January 3, 2021
Assets
Current assets:
Cash and cash equivalents	$268,574	$232,765
Restricted cash and cash equivalents, current portion	7,438	5,518
Short-term investments	310,720	—
Accounts receivable, net	112,059	108,864
Contract assets	90,235	114,506
Inventories	241,425	210,582
Advances to suppliers, current portion	3,501	2,814
Project assets - plants and land, current portion	12,080	21,015
Prepaid expenses and other current assets	93,381	94,251
Total current assets	1,139,413	790,315

Restricted cash and cash equivalents, net of current portion	4,826	8,521
Property, plant and equipment, net	29,751	46,766
Operating lease right-of-use assets	57,978	54,070
Solar power systems leased, net	46,561	50,401
Other long-term assets	150,205	696,409
Total assets	$1,428,734	$1,646,482

Liabilities and Equity
Current liabilities:
Accounts payable	$157,742	$166,066
Accrued liabilities	87,298	121,915
Operating lease liabilities, current portion	12,609	9,736
Contract liabilities, current portion	70,515	72,424
Short-term debt	66,304	97,059
Convertible debt, current portion	—	62,531
Total current liabilities	394,468	529,731

Long-term debt	42,082	56,447
Convertible debt, net of current portion	423,370	422,443
Operating lease liabilities, net of current portion	36,099	43,608
Contract liabilities, net of current portion	28,241	30,170
Other long-term liabilities	137,469	157,597
Total liabilities	1,061,729	1,239,996

Equity:
Common stock	172	170
Additional paid-in capital	2,711,769	2,685,920
Accumulated deficit	(2,142,408)	(2,085,246)
Accumulated other comprehensive income	9,375	8,799

Treasury stock, at cost	(212,740)	(205,476)
Total stockholders' equity	366,168	404,167
Noncontrolling interests in subsidiaries	837	2,319
Total equity	367,005	406,486
Total liabilities and equity	$1,428,734	$1,646,482

SUNPOWER CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	THREE MONTHS ENDED			NINE MONTHS ENDED
	October 3, 2021	July 4, 2021	September 27, 2020	October 3, 2021	September 27, 2020
Revenues:
Solar power systems, components, and other	$318,607	$303,408	$267,619	$923,252	$765,316
Residential leasing	1,291	1,354	1,284	3,765	3,937
Solar services	3,738	4,165	5,903	11,944	13,766
Total revenues	323,636	308,927	274,806	938,961	783,019
Cost of revenues:
Solar power systems, components, and other	260,251	246,053	233,144	760,408	681,649
Residential leasing	935	678	1,209	2,214	3,722
Solar services	2,800	1,165	3,313	5,784	5,672
Total cost of revenues	263,986	247,896	237,666	768,406	691,043
Gross profit	59,650	61,031	37,140	170,555	91,976
Operating expenses:
Research and development	2,979	4,711	5,344	12,705	19,106
Sales, general, and administrative	51,169	56,730	35,462	155,643	112,193
Restructuring (credits) charges	(230)	808	(97)	4,344	2,738
(Gain) loss on sale and impairment of residential lease assets	—	(68)	386	(294)	253
(Gain) loss on business divestitures, net	—	(224)	—	(224)	(10,458)
Income from transition services agreement, net	(468)	(1,656)	(1,889)	(5,211)	(1,889)
Total operating expenses	53,450	60,301	39,206	166,963	121,943
Operating income (loss)	6,200	730	(2,066)	3,592	(29,967)
Other income (expense), net:
Interest income	83	114	104	249	682
Interest expense	(6,710)	(7,721)	(7,090)	(22,396)	(24,731)
Other, net	(86,074)	84,071	155,457	(45,474)	277,100
Other income (expense), net	(92,701)	76,464	148,471	(67,621)	253,051
(Loss) income from continuing operations before income taxes and equity in earnings of unconsolidated investees	(86,501)	77,194	146,405	(64,029)	223,084
Benefits from (provision for) income taxes	2,194	(2,425)	(36,725)	4,993	(38,716)
Net (loss) income from continuing operations	(84,307)	74,769	109,680	(59,036)	184,368
(Loss) income from discontinued operations before income taxes and equity in losses of unconsolidated investees	—	—	(70,761)	—	(125,599)
Benefits from (provision for) income taxes from discontinued operations	—	—	6,137	—	3,191
Equity in earnings (losses) of unconsolidated investees	—	—	58	—	(586)

Net (loss) income from discontinued operations, net of taxes	—	—	(64,566)	—	(122,994)
Net (loss) income	(84,307)	74,769	45,114	(59,036)	61,374
Net (income) loss from continuing operations attributable to noncontrolling interests	(69)	438	(230)	1,482	2,512
Net (income) loss from discontinued operations attributable to noncontrolling interests	—		(258)	—	(1,313)
Net (income) loss attributable to noncontrolling interests	(69)	438	(488)	1,482	1,199
Net (loss) income from continuing operations attributable to stockholders	(84,376)	75,207	109,450	(57,554)	186,880
Net (loss) income from discontinued operations attributable to stockholders	—	—	(64,824)	—	(124,307)
Net (loss) income attributable to stockholders	$(84,376)	$75,207	$44,626	$(57,554)	$62,573

Net (loss) income per share attributable to stockholders - basic:
Continuing operations	$(0.49)	0.44	$0.64	$(0.33)	$1.10
Discontinued operations	$—	—	$(0.38)	$—	$(0.73)
Net (loss) income per share – basic	$(0.49)	0.44	$0.26	$(0.33)	$0.37

Net (loss) income per share attributable to stockholders - diluted:
Continuing operations	$(0.49)	0.40	$0.57	$(0.33)	$0.99
Discontinued operations	$—	—	$(0.33)	$—	$(0.62)
Net (loss) income per share – diluted	$(0.49)	0.40	$0.24	$(0.33)	$0.37

Weighted-average shares:
Basic	172,885	172,640	170,113	172,242	169,646
Diluted	172,885	194,363	198,526	172,242	200,124

SUNPOWER CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	THREE MONTHS ENDED			NINE MONTHS ENDED
	October 3, 2021	July 4, 2021	September 27, 2020	October 3, 2021	September 27, 2020
Cash flows from operating activities:
Net (loss) income	$(84,307)	$74,769	$45,114	$(59,036)	$61,374
Adjustments to reconcile net (loss) income to net cash used in operating activities:
Depreciation and amortization	1,681	2,968	11,927	7,498	45,737
Stock-based compensation	4,726	9,613	6,042	19,776	18,788
Non-cash interest expense	940	1,650	1,747	4,095	5,495
Equity in losses (earnings) of unconsolidated investees	—	—	(58)	—	586
Loss (gain) on equity investments	86,254	(83,746)	(155,431)	47,238	(275,645)
(Gain) loss on retirement of convertible debt	—	—	(104)	—	(3,060)
(Gain) loss on sale of investments	—	—	—	(1,162)	—
(Gain) loss on business divestitures, net	—	(224)	—	(224)	(10,458)
Deferred income taxes	(2,472)	2,264	607	(4,109)	1,639
Other, net	(120)	(935)	(2,182)	(6,335)	1,813

Changes in operating assets and liabilities:
Accounts receivable	(1,541)	(7,023)	54,119	(4,450)	113,029
Contract assets	4,189	24,011	(19,902)	28,687	(22,771)
Inventories	(5,583)	10,096	(5,382)	(3,758)	(12,107)
Project assets	(3,488)	(2,892)	703	2,817	(11,202)
Prepaid expenses and other assets	(11,512)	702	(32,362)	(10,915)	(4,324)
Operating lease right-of-use assets	2,344	3,490	2,112	8,709	9,898
Advances to suppliers	2,597	568	4,267	(687)	16,296
Accounts payable and other accrued liabilities	(14,016)	(18,077)	51,095	(56,245)	(75,141)
Contract liabilities	5,047	4,907	(3,364)	(3,507)	(53,818)
Operating lease liabilities	(3,868)	(3,160)	(2,620)	(10,457)	(8,642)
Net cash (used in) provided by operating activities	(19,129)	18,981	(43,672)	(42,065)	(202,513)
Cash flows from investing activities:
Purchases of property, plant and equipment	(1,623)	(1,881)	(2,369)	(3,934)	(13,174)
Investments in software development costs	(2,468)	—	—	(2,468)	—
Proceeds from sale of property, plant and equipment	—	900	—	900	—
Cash paid for solar power systems	—	—	(2,747)	(635)	(5,394)
Purchases of marketable securities	—	—	(1,338)	—	(1,338)
Proceeds from maturities of marketable securities	—	—	6,588	—	6,588

	THREE MONTHS ENDED			NINE MONTHS ENDED
	October 3, 2021	July 4, 2021	September 27, 2020	October 3, 2021	September 27, 2020
Cash outflow upon Maxeon Solar Spin-off, net of proceeds	—	—	(140,132)	—	(140,132)
Cash received from sale of investments	—	—	—	1,200	—
Proceeds from business divestitures, net of de-consolidated cash	—	10,516	—	10,516	15,418
Proceeds from sale of equity investment	177,780	—	73,290	177,780	119,439
Proceeds from return of capital from equity investments	—	2,276	—	2,276	7,724
Net cash provided by (used in) investing activities	173,689	11,811	(66,708)	185,635	(10,869)
Cash flows from financing activities:
Proceeds from bank loans and other debt	28,273	24,073	62,233	123,669	183,731
Repayment of bank loans and other debt	(52,813)	(68,497)	(63,735)	(156,386)	(183,070)
Proceeds from issuance of non-recourse residential and commercial financing, net of issuance costs	—	—	2,790	—	13,434
Repayment of non-recourse residential and commercial financing debt	—	(85)	(7,231)	(9,798)	(7,231)
Contributions from noncontrolling interests and redeemable noncontrolling interests to residential projects	—	—	22	—	22
Distributions to noncontrolling interests and redeemable noncontrolling interests attributable to residential projects	—	—	(302)	—	(302)
Repayment of convertible debt	—	(62,757)	(8,037)	(62,757)	(95,178)
Proceeds from issuance of Maxeon Solar green convertible debt	—	—	200,000	—	200,000
Receipt of contingent asset of a prior business combination	—	—	11	—	2,245
Issuance of common stock to executive	—	2,998	—	2,998	—
Equity offering costs paid	—	—	—	—	(928)
Purchases of stock for tax withholding obligations on vested restricted stock	(809)	(4,335)	(74)	(7,262)	(8,455)
Net cash (used in) provided by financing activities	(25,349)	(108,603)	185,677	(109,536)	104,268
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	—	—	109	—	222
Net increase (decrease) in cash, cash equivalents, and restricted cash	129,211	(77,810)	75,406	34,034	(108,892)
Cash, cash equivalents and restricted cash, Beginning of period	151,627	229,437	274,359	246,804	458,657
Cash, cash equivalents, and restricted cash, End of period	$280,838	$151,627	$349,765	$280,838	$349,765

Reconciliation of cash, cash equivalents, and restricted cash to the unaudited condensed consolidated balance sheets:

	THREE MONTHS ENDED			NINE MONTHS ENDED
	October 3, 2021	July 4, 2021	September 27, 2020	October 3, 2021	September 27, 2020
Cash and cash equivalents	$268,574	$140,462	$324,741	$268,574	$324,741
Restricted cash and cash equivalents, current portion	7,438	5,818	16,605	7,438	16,605
Restricted cash and cash equivalents, net of current portion	4,826	5,347	8,419	4,826	8,419
Total cash, cash equivalents, and restricted cash	$280,838	$151,627	$349,765	$280,838	$349,765

Supplemental disclosure of cash flow information:
Costs of solar power systems funded by liabilities	$—	—	(1,118)	$—	$598
Property, plant and equipment acquisitions funded by liabilities	1,356	(473)	(5,416)	2,530	36
Right-of-use assets obtained in exchange of lease obligations	4,429	—	8,362	15,957	21,786
Deconsolidation of right-of-use assets and lease obligations	—	3,340	—	3,340	—
Debt repaid in sale of commercial projects	—	5,585	—	5,585	—
Assumption of liabilities in connection with business divestitures	—	—	(29)	—	9,056
Holdbacks in connection with business divestitures	—	—	—	—	7,199
Accounts payable balances reclassified to short-term debt	—	—	(23,933)	—	—
Cash paid for interest	10,168	2,090	11,064	23,734	27,587
Cash paid for income taxes	83	20,144	5,480	20,316	17,181

Use of Non-GAAP Financial Measures
To supplement its consolidated financial results presented in accordance with United States Generally Accepted Accounting Principles ("GAAP"), the company uses non-GAAP measures that are adjusted for certain items from the most directly comparable GAAP measures. The specific non-GAAP measures listed below are: revenue; gross margin; net loss; net loss per diluted share; and adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”). Management believes that each of these non-GAAP measures are useful to investors, enabling them to better assess changes in each of these key elements of the company's results of operations across different reporting periods on a consistent basis, independent of certain items as described below. Thus, each of these non-GAAP financial measures provide investors with another method to assess the company's operating results in a manner that is focused on its ongoing, core operating performance, absent the effects of these items. Management uses these non-GAAP measures internally to assess the business, its financial performance, current and historical results, as well as for strategic decision-making and forecasting future results. Many of the analysts covering the company also use these non-GAAP measures in their analysis. Given management's use of these non-GAAP measures, the company believes these measures are important to investors in understanding the company's operating results as seen through the eyes of management. These non-GAAP measures are not prepared in accordance with GAAP or intended to be a replacement for GAAP financial data; and therefore, should be reviewed together with the GAAP measures and are not intended to serve as a substitute for results under GAAP, and may be different from non-GAAP measures used by other companies.

Non-GAAP gross margin includes adjustments relating to gain/loss on sale and impairment of residential lease assets, litigation, stock-based compensation, and amortization of intangible assets, each of which is described below. In addition to the above adjustments, non-GAAP net loss and non-GAAP net loss per diluted share are adjusted for adjustments relating to mark to market gain on equity investments, gain on business divestitures, impairment of property, plant, and equipment, transaction-related costs, non-cash interest expense, restructuring charges (credits), gain on convertible debt repurchased, tax effect of these non-GAAP adjustments, each of which is described below. In addition to the above adjustments, Adjusted EBITDA includes adjustments relating to cash interest expense (net of interest income), provision for income taxes, and depreciation.

Non-GAAP Adjustments Based on International Financial Reporting Standards (“IFRS”)
The company’s non-GAAP results include adjustments under IFRS that are consistent with the adjustments made in connection with the company’s internal reporting process as part of its status as a consolidated subsidiary of TotalEnergies SE, our controlling shareholder and a foreign public registrant that reports under IFRS. Differences between GAAP and IFRS reflected in the company’s non-GAAP results are further described below. In these situations, management believes that IFRS enables investors to better evaluate the company’s performance, and assists in aligning the perspectives of the management with those of TotalEnergies SE.

•Mark-to-market loss (gain) in equity investments: We recognize adjustments related to the fair value of equity investments with readily determinable fair value based on the changes in the stock price of these equity investments at every reporting period. Under U.S. GAAP, mark-to-market gains and losses due to changes in stock prices for these securities are recorded in earnings while under IFRS, an election can be made to recognize such gains and losses in other comprehensive income. Such an election was made by TotalEnergies SE. Further, we elected the Fair Value Option (“FVO”) for some of our equity method investments, and we adjust the carrying value of those investments based on their fair market value calculated periodically. Such option is not available under IFRS, and equity method accounting is required for those investments. We believe that excluding these adjustments on equity investments is consistent with our internal reporting process as part of its status as a consolidated subsidiary of TotalEnergies SE. and better reflects our ongoing results.

Other Non-GAAP Adjustments
•Results of operations of Legacy business to be exited: Following the announcement of closure of our Hillsboro, Oregon facility in the first fiscal quarter of 2021, we prospectively exclude its results of operations from Non-GAAP results given that revenue will cease starting first fiscal quarter of 2021 and all subsequent activities are focused on the wind down of operations. We believe that it is appropriate to exclude these from our non-GAAP results as it is not reflective of ongoing operating results.

•Loss/Gain on sale and impairment of residential lease assets: In fiscal 2018 and 2019, in an effort to sell all the residential lease assets owned by us, we sold membership units representing a 49% membership interest in majority of its residential lease business and retained a 51% membership interest. We record an impairment charge based on the expected fair value for a portion of residential lease assets portfolio that was retained. Any charges or credits on these remaining unsold residential lease assets impairment, as well as its corresponding depreciation savings, are excluded from our non-GAAP results as they are not reflective of ongoing operating results.

•Stock-based compensation: Stock-based compensation relates primarily to our equity incentive awards. Stock-based compensation is a non-cash expense that is dependent on market forces that are difficult to predict. We believe that this adjustment for stock-based compensation provides investors with a basis to measure the company's core performance, including compared with the performance of other companies, without the period-to-period variability created by stock-based compensation.

•Amortization of intangible assets: We incur amortization of intangible assets as a result of acquisitions, which includes patents, purchased technology, project pipeline assets, and in-process research and development. We believe that it is appropriate to exclude these amortization charges from the company’s non-GAAP financial measures, as they are not reflective of ongoing operating results.

•Litigation: We may be involved in various instances of litigation, claims and proceedings that result in payments or recoveries. We exclude gains or losses associated with such events because the gains or losses do not reflect our underlying financial results in the period incurred. We also exclude all expenses pertaining to litigation relating to businesses that discontinued as a result of spin-off of Maxeon Solar, for which we are indemnifying them. We believe that it is appropriate to exclude such charges from our non-GAAP results as they are not reflective of ongoing operating results.

•Transaction-related costs: In connection with material transactions such as acquisition or divestiture of a business, the company incurred transaction costs including legal and accounting fees. We believe that it is appropriate to exclude these costs from our segment results as they would not have otherwise been incurred as part of the business operations and therefore is not reflective of ongoing operating results.

•Gain/Loss on business divestitures, net: In the second quarter of fiscal 2021, we sold a portion of our residential lease business and certain commercial projects. We recognized a gain and a loss relating to these business divestitures, respectively. We believe that it is appropriate to exclude such gain and loss from the company's non-GAAP financial measures as it is not reflective of ongoing operating results.

•Executive transition costs: We incur non-recurring charges related to the hiring and transition of new executive officers. During the second quarter of fiscal 2021, we appointed a new chief executive officer and chief legal officer, and are investing resources in those executive transitions, and in developing new members of management as we complete our restructuring transformation. We believe that it is appropriate to exclude these from our non-GAAP results as they are not reflective of ongoing operating results.

•Business reorganization costs: In connection with the spin-off of Maxeon into an independent, publicly traded company, we incurred and expect to continue to incur, non-recurring charges on third-party legal and consulting expenses, primarily to enable in separation of shared information technology systems and applications. We believe that it is appropriate to exclude these from our non-GAAP results as it is not reflective of ongoing operating results.

•Restructuring charges (credits): We incur restructuring expenses related to reorganization plans aimed towards realigning resources consistent with the company’s global strategy and improving its overall operating efficiency and cost structure. Although the company has engaged in restructuring activities in the past, each has been a discrete event based on a unique set of business objectives. We believe that it is appropriate to exclude these from our non-GAAP results as it is not reflective of ongoing operating results.

•Tax effect: This amount is used to present each of the adjustments described above on an after-tax basis in connection with the presentation of non-GAAP net income (loss) and non-GAAP net income (loss) per diluted share. Our non-GAAP tax amount is based on estimated cash tax expense and reserves. We forecast our annual cash tax liability and allocates the tax to each quarter in a manner generally consistent with its GAAP methodology. This approach is designed to enhance investors’ ability to understand the impact of our tax expense on its current operations, provide improved modeling accuracy, and substantially reduce fluctuations caused by GAAP to non-GAAP adjustments, which may not reflect actual cash tax expense, or tax impact of non-recurring items.

•Adjusted EBITDA adjustments: When calculating Adjusted EBITDA, in addition to adjustments described above, we exclude the impact of the following items during the period:
•Cash interest expense, net of interest income
•Provision for income taxes
•Depreciation

For more information about these non-GAAP financial measures, please see the tables captioned "Reconciliations of GAAP Measures to Non-GAAP Measures" set forth at the end of this release, which should be read together with the preceding financial statements prepared in accordance with GAAP.

SUNPOWER CORPORATION
RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES
(In thousands, except percentages and per share data)
(Unaudited)

Adjustments to Revenue:

	THREE MONTHS ENDED			NINE MONTHS ENDED
	October 3, 2021	July 4, 2021	September 27, 2020	October 3, 2021	September 27, 2020
GAAP revenue	$323,636	308,927	$274,806	$938,961	$783,019
Adjustments based on IFRS:
Legacy utility and power plant projects	—	—	—	—	(207)
Other adjustments:
Results of operations of legacy business to be exited	—	(4)	—	(625)	—
Construction revenue on solar services contracts	—	—	—	—	5,392
Non-GAAP revenue	$323,636	308,923	$274,806	$938,336	$788,204

Adjustments to Gross Profit Margin:

	THREE MONTHS ENDED			NINE MONTHS ENDED
	October 3, 2021	July 4, 2021	September 27, 2020	October 3, 2021	September 27, 2020
GAAP gross profit from continuing operations	$59,650	$61,031	$37,140	$170,555	$91,976
Adjustments based on IFRS:
Legacy utility and power plant projects	—	—	—	—	(34)
Legacy sale-leaseback transactions	—	—	—	—	20
Other adjustments:
Results of operations of legacy business to be exited	82	2,031	—	9,179	—
Construction revenue on solar service contracts	—	—	—	—	4,735
(Gain) loss on sale and impairment of residential lease assets	(249)	(519)	(469)	(1,262)	(1,375)
Stock-based compensation expense	1,055	1,069	623	3,011	1,653
Loss (gain) on business divestitures, net	81	—	—	81	—
Amortization of intangible assets	—	—	1,189	—	4,757
Non-GAAP gross profit	$60,619	$63,612	$38,483	$181,564	$101,732

GAAP gross margin (%)	18.4%	19.8%	13.5%	18.2%	11.7%
Non-GAAP gross margin (%)	18.7%	20.6%	14.0%	19.3%	12.9%

Adjustments to Net Income (Loss):

	THREE MONTHS ENDED			NINE MONTHS ENDED
	October 3, 2021	July 4, 2021	September 27, 2020	October 3, 2021	September 27, 2020
GAAP net income (loss) from continuing operations attributable to stockholders	$(84,376)	$75,207	$109,450	$(57,554)	$186,880
Adjustments based on IFRS:
Legacy utility and power plant projects	—	—	—	—	(34)
Legacy sale-leaseback transactions	—	—	—	—	20
Mark-to-market (gain) loss on equity investments	86,254	(83,746)	(155,431)	47,238	(274,362)
Other adjustments:
Results of operations of legacy business to be exited	82	2,031	—	9,179	—
Construction revenue on solar service contracts	—	—	—	—	4,735
(Gain) loss on sale and impairment of residential lease assets	(249)	(587)	(83)	(6,219)	(1,122)
Litigation	1,623	3,493	395	10,326	880
Stock-based compensation expense	4,726	10,037	4,454	19,776	13,387
Amortization of intangible assets	—	—	1,189	—	4,759
(Gain) loss on business divestitures, net	81	(224)	—	(143)	(10,529)
Transaction-related costs	1,328	225	—	1,683	1,863
Executive transition costs	827	502	—	1,329	—
Business reorganization costs	1,045	904	—	2,903	—
Restructuring (credits) charges	(230)	808	(97)	4,344	2,138
(Gain) loss on convertible debt repurchased	—	—	(104)	—	(3,060)
Tax effect	(1,292)	1,772	33,769	(3,359)	35,614
Non-GAAP net income (loss) attributable to stockholders	$9,819	$10,422	$(6,458)	$29,503	$(38,831)

Adjustments to Net Income (loss) per diluted share:

	THREE MONTHS ENDED			NINE MONTHS ENDED
	October 3, 2021	July 4, 2021	September 27, 2020	October 3, 2021	September 27, 2020
Net income (loss) per diluted share
Numerator:
GAAP net income (loss) available to common stockholders[1]	$(84,376)	$75,207	$109,450	$(57,554)	$186,880
Add: Interest expense on 4.00% debenture due 2023, net of tax	—	3,126	3,358	—	10,066
Add: Interest expense on 0.875% debenture due 2021, net of tax	—	67	467	—	1,507
GAAP net income (loss) available to common stockholders[1]	$(84,376)	$78,400	$113,275	$(57,554)	$198,453

Non-GAAP net income (loss) available to common stockholders[1]	$9,819	$10,422	$(6,458)	$29,503	$(38,831)

Denominator:
GAAP weighted-average shares	172,885	172,640	170,113	172,242	169,646
Effect of dilutive securities:
Restricted stock units	—	3,084	3,560	—	3,354
0.875% debentures due 2021	—	1,571	7,785	—	10,056
4.00% debentures due 2023	—	17,068	17,068	—	17,068
GAAP dilutive weighted-average common shares:	172,885	194,363	198,526	172,242	200,124

Non-GAAP weighted-average shares	172,885	172,640	170,113	172,242	169,646
Effect of dilutive securities:
Restricted stock units	2,680	3,084	—	2,864	—
4.00% debentures due 2023	—	—	—	—	—
Non-GAAP dilutive weighted-average common shares[1]	175,565	175,724	170,113	175,106	169,646

GAAP dilutive net income (loss) per share - continuing operations	$(0.49)	$0.40	$0.57	$(0.33)	$0.99
Non-GAAP dilutive net income (loss) per share - continuing operations	$0.06	$0.06	$(0.04)	$0.17	$(0.23)

1In accordance with the if-converted method, net loss available to common stockholders excludes interest expense related to the 0.875% and 4.00% debentures if the debentures are considered converted in the calculation of net loss per diluted share. If the conversion option for a debenture is not in the money for the relevant period, the potential conversion of the debenture under the if-converted method is excluded from the calculation of non-GAAP net loss per diluted share.

Adjusted EBITDA:

	THREE MONTHS ENDED			NINE MONTHS ENDED
	October 3, 2021	July 4, 2021	September 27, 2020	October 3, 2021	September 27, 2020
GAAP net income (loss) from continuing operations attributable to stockholders	$(84,376)	$75,207	$109,450	$(57,554)	$186,880
Adjustments based on IFRS:
Legacy utility and power plant projects	—	—	—	—	(34)
Legacy sale-leaseback transactions	—	—	—	—	20
Mark-to-market (gain) loss on equity investments	86,254	(83,746)	(155,431)	47,238	(274,362)
Other adjustments:
Results of operations of legacy business to be exited	82	2,031	—	9,179	—
Construction revenue on solar service contracts	—	—	—	—	4,735
(Gain) loss on sale and impairment of residential lease assets	(249)	(587)	(83)	(6,219)	(1,122)
Litigation	1,623	3,493	395	10,326	880
Stock-based compensation expense	4,726	10,037	4,454	19,776	13,387
Amortization of intangible assets	—	—	1,189	—	4,759
(Gain) loss on business divestitures, net	81	(224)	—	(143)	(10,529)
Transaction-related costs	1,328	225	—	1,683	1,863
Executive transition costs	827	502	—	1,329	—
Business reorganization costs	1,045	904	—	2,903	—
Restructuring (credits) charges	(230)	808	(97)	4,344	2,738
(Gain) loss on convertible debt repurchased	—	—	(104)	—	(3,060)
Cash interest expense, net of interest income	6,628	7,607	6,918	22,149	24,102
Provision for (benefit from) income taxes	(2,193)	2,427	36,725	(4,988)	38,716
Depreciation	1,929	3,486	5,156	8,757	12,588
Adjusted EBITDA	$17,475	$22,170	$8,572	$58,780	$1,561

Q4 2021 GUIDANCE

(in thousands)	Q4 2021
Revenue, excluding CIS and Legacy segments (GAAP and Non-GAAP)	$330 million -$380 million
Adjusted EBITDA, excluding CIS and Legacy segments	$28 million -$46 million
CIS and Legacy segments Revenue (GAAP and Non-GAAP)	$31 million -$41 million
CIS and Legacy segments Adjusted EBITDA	$(10) million -$(5) million
Net Income (GAAP)	$(5) million -$15 million

1.Consistent with prior quarters, Adjusted EBITDA guidance for Q4 2021 for all segments include net adjustments that increase GAAP net loss by approximately $25 million primarily relating to the following adjustments: stock-based compensation expense, restructuring charges, litigation, interest expense, depreciation, amortization, income taxes, and other non-recurring adjustments.

SUPPLEMENTAL DATA
(In thousands, except percentages)

The following supplemental data represent the adjustments that are included or excluded from SunPower's non-GAAP revenue, gross profit/margin, net income (loss) and net income (loss) per diluted share measures for each period presented in the Consolidated Statements of Operations contained herein.

THREE MONTHS ENDED

	October 3, 2021
	Revenue				Gross Profit / Margin				Operating expenses			Other expense (income), net	(Benefits from) provision for income taxes	Net income (loss) attributable to stockholders
	Residential, Light Commercial	Commercial and Industrial Solutions	Others	Intersegment eliminations	Residential, Light Commercial	Commercial and Industrial Solutions	Others	Intersegment eliminations	Research and development	Sales, general and administrative	Restructuring (credits) charges
GAAP	$281,635	$40,324	$1,677	$—	$62,680	$(2,739)	$(208)	$(83)	$—	$—	$—	$—	$—	$(84,376)
Adjustments based on IFRS:
Mark-to-market (gain) loss on equity investments	—	—	—	—	—	—	—	—	—	—	—	86,254	—	86,254
Other adjustments:
Results of operations of legacy business to be exited	—	—	—	—	—	—	82	—	—	—	—	—	—	82
(Gain) loss on sale and impairment of residential lease assets	—	—	—	—	(249)	—	—	—	—	—	—	—	—	(249)
Litigation	—	—	—	—	—	—	—	—	—	1,623	—	—	—	1,623
Executive transition costs	—	—	—	—	—	—	—	—	—	827	—	—	—	827
Stock-based compensation expense	—	—	—	—	677	352	26	—	624	3,047	—	—	—	4,726
(Gain) loss on business divestitures, net	—	—	—	—	—	—	81	—	—	—	—	—	—	81
Business reorganization costs	—	—	—	—	—	—	—	—	—	1,045	—	—	—	1,045
Transaction-related costs	—	—	—	—	—	—	—	—	—	1,396	—	(68)	—	1,328
Restructuring (credits) charges	—	—	—	—	—	—	—	—	—	—	(230)	—	—	(230)
Tax effect	—	—	—	—	—	—	—	—	—	—	—	—	(1,292)	(1,292)
Non-GAAP	$281,635	$40,324	$1,677	$—	$63,108	$(2,387)	$(19)	$(83)						$9,819

	July 4, 2021
	Revenue				Gross Profit / Margin				Operating expenses					Other expense (income), net	(Benefits from) provision for income taxes	Net income (loss) attributable to stockholders
	Residential, Light Commercial	Commercial and Industrial Solutions	Others	Intersegment eliminations	Residential, Light Commercial	Commercial and Industrial Solutions	Others	Intersegment eliminations	Research and development	Sales, general and administrative	Restructuring charges (credits)	(Gain) loss on sale and impairment of residential lease assets	(Gain) loss on business divestitures, net
GAAP	$254,119	$48,176	$6,632	$—	$57,102	$321	$3,189	$419	$—	$—	$—	$—	$—	$—	$—	$75,207
Adjustments based on IFRS:
Mark-to-market (gain) loss on equity investments	—	—	—	—	—	—	—	—	—	—	—	—	—	(83,746)	—	(83,746)
Other adjustments:
Results of operations of legacy business to be exited	—	—	(4)	—	—	—	2,031	—	—	—	—	—	—	—	—	2,031
(Gain) loss on sale and impairment of residential lease assets	—	—	—	—	(519)	—	—	—	—	—	—	(68)	—	—	—	(587)
Litigation	—	—	—	—	—	—	—	—	—	3,493	—	—	—	—	—	3,493
Executive transition costs	—	—	—	—	—	—	—	—	—	502	—	—	—	—	—	502
Stock-based compensation expense	—	—	—	—	627	382	60	—	1,456	7,512	—	—	—	—	—	10,037
(Gain) loss on business divestitures, net	—	—	—	—	—	—	—	—	—	—	—	—	(224)	—	—	(224)
Business reorganization costs	—	—	—	—	—	—	—	—	—	904	—	—	—	—	—	904
Transaction-related costs	—	—	—	—	—	—	—	—	—	375	—	—	—	(150)	—	225
Restructuring charges (credits)	—	—	—	—	—	—	—	—	—	—	808	—	—	—	—	808
Tax effect	—	—	—	—	—	—	—	—	—	—	—	—	—	—	1,772	1,772
Non-GAAP	$254,119	$48,176	$6,628	$—	$57,210	$703	$5,280	$419								$10,422

	September 27, 2020
	Revenue				Gross Profit / Margin				Operating expenses			Other expense (income), net	Provision for (benefits from) income taxes	Net income (loss) attributable to stockholders
	Residential, Light Commercial	Commercial and Industrial Solutions	Others	Intersegment elimination	Residential, Light Commercial	Commercial and Industrial Solutions	Others	Intersegment elimination	Sales, general and administrative	Restructuring (credits) charges	(Gain) loss on sale and impairment of residential lease assets
GAAP	$197,710	$74,333	$10,056	$(7,293)	$34,625	$3,931	$(3,168)	$1,752	—	—	—	—	—	$109,450
Adjustments based on IFRS:
Mark-to-market (gain) loss on equity investments	—	—	—	—	—	—	—	—	—	—	—	(155,431)	—	(155,431)
Other adjustments:
(Gain) loss on sale and impairment of residential lease assets	—	—	—	—	(469)	—	—	—	—	—	386	—	—	(83)
Litigation	—	—	—	—	—	—	—	—	395	—	—	—	—	395
Stock-based compensation expense	—	—	—	—	623	—	—	—	3,831	—	—	—	—	4,454
Amortization of intangible assets	—	—	—	—	—	1,189	—	—	—	—	—	—	—	1,189
Restructuring (credits) charges	—	—	—	—	—	—	—	—	—	(97)	—	—	—	(97)
(Gain) loss on convertible debt repurchased	—	—	—	—	—	—	—	—	—	—	—	(104)	—	(104)
Tax effect	—	—	—	—	—	—	—	—	—	—	—	—	33,769	33,769
Non-GAAP	$197,710	$74,333	$10,056	$(7,293)	$34,779	$5,120	$(3,168)	$1,752						$(6,458)

NINE MONTHS ENDED

	October 3, 2021
	Revenue				Gross Profit / Margin				Operating expenses					Other expense (income), net	(Benefits from) provision for income taxes	Net income (loss) attributable to stockholders
	Residential, Light Commercial	Commercial and Industrial Solutions	Others	Intersegment eliminations	Residential, Light Commercial	Commercial and Industrial Solutions	Others	Intersegment eliminations	Research and development	Sales, general and administrative	Restructuring charges (credits)	(Gain) loss on sale and impairment of residential lease assets	(Gain) loss on business divestitures, net
GAAP	$773,691	$154,763	$10,496	$11	$172,356	$1,793	$(5,191)	$1,597	$—	$—	$—	$—	$—	$—	$—	$(57,554)
Adjustments based on IFRS:
Mark-to-market (gain) loss on equity investments	—	—	—	—	—	—	—	—	—	—	—	—	—	47,238	—	47,238
Other adjustments:
Results of operations of legacy business to be exited	—	—	(625)	—	—	—	9,991	(812)	—	—	—	—	—	—	—	9,179
(Gain) loss on sale and impairment of residential lease assets	—	—	—	—	(1,262)	—	—	—	—	(4,663)	—	(294)		—	—	(6,219)
Litigation	—	—	—	—	—	—	—	—	—	10,326	—	—	—	—	—	10,326
Executive transition costs	—	—	—	—	—	—	—	—	—	1,329	—	—		—	—	1,329
Stock-based compensation expense	—	—	—	—	2,145	734	132	—	2,450	14,315	—	—	—	—	—	19,776
(Gain) loss on business divestitures, net	—	—	—	—	—	—	81	—	—	—	—	—	(224)	—	—	(143)
Business reorganization costs	—	—	—	—	—	—	—	—	—	2,903	—	—	—	—	—	2,903
Transaction-related costs	—	—	—	—	—	—	—	—	—	1,930	—	—	—	(247)	—	1,683
Restructuring charges (credits)	—	—	—	—	—	—	—	—	—	—	4,344	—	—	—	—	4,344
Tax effect	—	—	—	—	—	—	—	—	—	—	—	—	—	—	(3,359)	(3,359)
Non-GAAP	$773,691	$154,763	$9,871	$11	$173,239	$2,527	$5,013	$785								$29,503

	September 27, 2020
	Revenue				Gross Profit / Margin				Operating expenses					Other expense (income), net	Provision for (benefits from) income taxes	Net income (loss) attributable to stockholders
	Residential, Light Commercial	Commercial and Industrial Solutions	Others	Intersegment elimination	Residential, Light Commercial	Commercial and Industrial Solutions	Others	Intersegment elimination	Research and development	Sales, general and administrative	Restructuring charges (credits)	Loss (gain) on sale and impairment of residential lease assets	(Gain) loss on business divestitures, net
GAAP	$584,748	$175,471	$55,615	$(32,815)	$89,468	$9,808	$(18,906)	$11,604	$—	$—	$—	$—	$—	$—	$—	$186,880
Adjustments based on IFRS:
Legacy utility and power plant projects	—	(207)	—	—	—	(34)	—	—	—	—	—	—	—	—	—	(34)
Legacy sale-leaseback transactions	—	—	—	—	20	—	—	—	—	—	—	—	—	—	—	20
Mark-to-market (gain) loss on equity investments	—	—	—	—	—	—	—	—	—	—	—	—	—	(274,362)	—	(274,362)
Other adjustments:
(Gain) loss on sale and impairment of residential lease assets	—	—	—	—	(1,375)	—	—	—	—	—	—	253	—	—	—	(1,122)
Construction revenue on solar services contracts	5,392	—	—	—	4,735	—	—	—	—	—	—	—	—	—	—	4,735
Litigation	—	—	—	—	—	—	—	—	—	880	—	—	—	—	—	880
Stock-based compensation expense	—	—	—	—	1,653	—	—	—	—	11,734	—	—	—	—	—	13,387
Amortization of intangible assets	—	—	—	—	—	4,759	—	—	—	—	—	—	—	—	—	4,759
(Gain) loss on business divestitures, net	—	—	—	—	—	—	—	—	—	—	—	—	(10,458)	(71)	—	(10,529)
Transaction-related costs	—	—	—	—	—	—	—	—	—	1,863	—	—	—	—	—	1,863
Restructuring charges (credits)	—	—	—	—	—	—	—	—	—	—	2,138	—	—	—	—	2,138
(Gain) loss on convertible debt repurchased	—	—	—	—	—	—	—	—	—	—	—	—	—	(3,060)	—	(3,060)
Tax effect	—	—	—	—	—	—	—	—	—	—	—	—	—	—	35,614	35,614
Non-GAAP	$590,140	$175,264	$55,615	$(32,815)	$94,501	$14,533	$(18,906)	$11,604								$(38,831)